UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 30, 2009

NORTH SHORE ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52875	20-0433980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545-7 Dogok-Dong SoftForum B/D, 7th Floor Gangnam-Gu, Seoul, South Korea	135-270
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:          (82) (2) 526-8531

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On November 30, 2009, North Shore Acquisition Corp. (“North Shore”) and Sungdong Industries Co., Ltd. (“SDI”) mutually agreed to terminate the Securities Purchase and Share Exchange Agreement, dated September 8, 2009 (the “Acquisition Agreement”), by and among North Shore, SDI, Hwi Young Jung and Hong Jun Jung, pursuant to a letter of termination. The material terms and conditions of the Acquisition Agreement were previously disclosed in North Shore’s Current Report on Form 8-K filed on September 11, 2009, and, to the extent required by Item 1.02 of Form 8-K, those descriptions are incorporated by reference.

Item 8.01 Other Events.

On November 30, 2009, North Shore issued a press release announcing the termination of the Acquisition Agreement and the cancellation of its special meeting of its stockholders to vote on the proposed amendments to North Shore’s certificate of incorporation, which had been scheduled for 10:00 a.m., Eastern time, on Monday, November 30, 2009. The press release announcing the termination of the Acquisition Agreement and the cancellation of the special meeting is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits:

Exhibit	Description
99.1	Press Release issued by North Shore, dated November 30, 2009, announcing the termination of the Acquisition Agreement and the cancellation of the special meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH SHORE ACQUISITION CORP.
Dated: November 30, 2009

	By:	/s/ Sang-Chul Kim
	Name:	Sang-Chul Kim
	Title:	Chairman

Exhibit Index

Exhibit	Description
99.1	Press Release issued by North Shore, dated November 30, 2009, announcing the termination of the Acquisition Agreement and the cancellation of the special meeting.